Exhibit 99.C1



CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001 on the financial statements of ReliaStar Select*Life Variable Account and our report dated March 21, 2001 on the statutory basis financial statements of ReliaStar Life Insurance Company included in Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-65870) on Form S-6 of Select*Life Variable Account and the related Prospectus of Select*Life III.


/s/ Ernst & Young LLP


Ernst & Young LLP


Minneapolis, Minnesota
April 5, 2001